Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each of the undersigned officers and directors of Chemtura Corporation, hereby constitutes and appoints Stephen C. Forsyth and Billie S. Flaherty, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign the Registration Statement on Form S-3 of Chemtura Corporation to be filed with the Securities and Exchange Commission and any and all amendments to such registration statement (including any post-effective amendment and any registration statement to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 3rd day of June, 2013.

Signature	Title

/s/ Craig A. Rogerson Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Laurence M. Orton Laurence M. Orton	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Jeffrey D. Benjamin Jeffrey D. Benjamin	Director

/s/ Timothy J. Bernlohr Timothy J. Bernlohr	Lead Director

/s/ Anna C. Catalano Anna C. Catalano	Director

/s/ Alan S. Cooper Alan S. Cooper	Director

/s/ James W. Crownover James W. Crownover	Director

/s/ Robert A. Dover Robert A. Dover	Director

/s/ Jonathan F. Foster Jonathan F. Foster	Director

/s/ John K. Wulff John K. Wulff	Director